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    EXHIBIT 21 - SUBSIDIARIES

    Subsidiaries:                        Organized under the Laws of:
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    Covalent Group, Limited              United Kingdom
    Covalent 2000                        United Kingdom
    Covalent 2001                        United Kingdom